UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):              October 20, 2004

NAVTEQ CORPORATION (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-21323 (Commission File Number)	77-0170321 (I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900 Chicago, Illinois 60654 (Address of Principal Executive Offices) (Zip Code)

(312) 894-7000 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors elected Christopher B. Galvin and William L. Kimsey as directors , effective October 20, 2004.  Mr. Galvin will serve as the Chairman of the Board and also will be Chairman of the Nominating and Governance Committee and a member of the Compensation Committee.  Mr. Kimsey will serve as the Chairman of the Audit Committee.  There are no arrangements or understandings between Mr. Galvin or Mr. Kimsey and any other person pursuant to which either Mr. Galvin or Mr. Kimsey was selected as a director.  There are no transactions involving either Mr. Galvin or Mr. Kimsey that would be required to be reported under Item 404(a) of Regulation S-K.  In addition, Scott M. Weisenhoff resigned from the Board of Directors, effective October 20, 2004.

The company has issued a press release dated October 22, 2004 announcing these events.  The press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

(c)	Exhibit No.	Description

	99.1	Press Release dated October 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: October 22, 2004	By:	/s/ Lawrence M. Kaplan
Lawrence M. Kaplan
Vice President and General Counsel

Index of Exhibits

Exhibit Number	Description

99.1	Press Release dated October 22, 2004.